                                                                    EXHIBIT 10.2


                                 AMENDMENT NO. 3

                                       TO

                          SECURITIES PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            MERCURY AIR GROUP, INC.,

                                       AND

                       J. H. WHITNEY MEZZANINE FUND, L.P.


                          DATED AS OF DECEMBER 30, 2002

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS...........................................................     2
         1.1      Definitions...................................................     2

Article II WAIVER...............................................................     6

         2.1      Waiver........................................................     6

ARTICLE III AGREEMENT TO ISSUE AMENDED AND RESTATED SECURITIES..................     6
         3.1      Issuance of Amended Note......................................     6
         3.2      Issuance of Amended Warrant...................................     6
         3.3      Fees at Closing...............................................     6
         3.4      Effectiveness.................................................     7

Article IV AMENDMENTS TO PURCHASE AGREEMENT.....................................     7

         4.1      Amendments to Article 8.......................................     7
         4.2      Amendments to Article 9.......................................     8
         4.3      Additional Covenants..........................................    12

ARTICLE V REPRESENTATIONS AND WARRANTIES........................................    14
         5.1      Representations and Warranties in the Purchase Agreement......    14
         5.2      Authority, Etc................................................    14
         5.3      Enforceability of Obligations.................................    14
         5.4      No Default....................................................    14
         5.5      Collateral Documents; Security Interests......................    14

Article VI AFFIRMATION OF GUARANTY..............................................    15

         6.1      Affirmation of Guaranty.......................................    15

Article VII CONDITIONS TO EFFECTIVENESS.........................................    15
         7.1      Representations and Warranties................................    15
         7.2      Compliance with this Amendment and the Purchase Agreement.....    15
         7.3      Secretary's Certificates......................................    15
         7.4      Documents.....................................................    16
         7.5      Purchase of Securities Permitted by Applicable Laws...........    16
         7.6      Opinion of Counsel............................................    16
         7.7      Approval of Counsel to the Purchaser..........................    16
         7.8      Consents and Approvals........................................    16
         7.9      Registration Rights Agreement.................................    16
         7.10     Preemptive Rights Agreement...................................    17
         7.11     No Material Judgment or Order.................................    17
         7.12     Pro Forma Balance Sheet.......................................    17
         7.13     Good Standing Certificates....................................    17
         7.14     No Litigation.................................................    17
         7.15     Receipt of Additional Documents...............................    17
         7.16     No Defaults...................................................    17

         7.17     Senior Credit Agreement.......................................    18

ARTICLE VIII MISCELLANEOUS......................................................    18
         8.1      Continued Effectiveness.......................................    18
         8.2      Notices.......................................................    18
         8.3      Successors and Assigns; Third Party Beneficiaries.............    19
         8.4      References....................................................    19
         8.5      Signatures; Counterparts......................................    19
         8.6      Headings......................................................    20
         8.7      GOVERNING LAW.................................................    20
         8.8      Severabilily..................................................    20
         8.9      Certain Expenses..............................................    20

                                 AMENDMENT NO. 3

      AMENDMENT NO. 3 (this "AMENDMENT"), dated as of December 30, 2002, between J.H. Whitney Mezzanine Fund, L.P. (the "PURCHASER"), a Delaware limited partnership, and Mercury Air Group, Inc., a Delaware corporation (the "COMPANY"), to the Securities Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of September 10, 1999, between the Purchaser and the Company, as amended by Amendment No. 1 dated as of September 30, 2000 and Amendment No. 2 dated as of September 30, 2001.

                              W I T N E S S E T H:

      WHEREAS, the Purchaser and the Company entered into the Purchase Agreement (the Purchase Agreement, as amended by this Amendment, is hereinafter referred to as the "AGREEMENT"), pursuant to which, among other things, the Purchaser purchased from the Company (i) a subordinated promissory note due September 9, 2006 in the principal amount of $24,000,000 (the "NOTE"), and (ii) a warrant to purchase 503,126 shares of common stock, $.01 par value per share, of the Company (the "WARRANT"); and

      WHEREAS, the Company is party to a senior credit facility with Fleet National Bank, N.A., ("FLEET") that provides for Fleet to make revolving loans to the Company thereunder;

      WHEREAS, the Company has informed WMF that Fleet has determined to cease making revolving loans to the Company;

      WHEREAS, Fleet has indicated its intention to prohibit the Company from making regularly scheduled interest payments on the Note, and therefore WMF will have the right, subject to the subordination provisions of the Note, to cause the Note to be accelerated and declared immediately payable;

      WHEREAS, Fleet's failure to make revolving loans has materially and adversely impaired the Company's working capital and financial condition and as a direct result thereof the Company is or may be unable to comply with certain covenants in the Agreement;

      WHEREAS, Foothill Capital Corporation ("FOOTHILL') and Ableco Finance LLC (together with Foothill, the "SENIOR LENDERS") have agreed to provide a senior secured loan to the Company, whereby the Company's obligations to Fleet will be refinanced and terminated;

      WHEREAS, The Senior Lenders have requested that WMF enter into a subordination agreement in form acceptable to the Senior Lenders, and WMF is willing to enter into such subordination agreement contingent upon the Company's willingness to execute and deliver this Amendment and to resume regularly scheduled interest payments to WMF upon the closing of the senior loan transaction, as permitted by such subordination agreement;

      WHEREAS, as a result of these or other conditions or events one or more Events of Default have occurred and are continuing under the Note and the Company has requested that WMF not exercise its rights to, among other things, declare all outstanding principal and accrued interest on the Note to be immediately due and payable

      WHEREAS, the Company has requested that WMF provide the waiver and enter into the amendments provided for herein, and WMF has agreed to provide such waiver and amend the Purchase Agreement on the terms and conditions set forth herein;

      WHEREAS, as a condition to WMF agreeing to amend the Purchase Agreement as provided for herein, the Company has agreed to grant a security interest in certain of its assets to WMF;

      WHEREAS, WMF and the Company have agreed to set the exercise price of the Warrant at the current fair market value of the Company's Common Stock;

      WHEREAS, the Purchaser and the Company desire to amend the Purchase Agreement, the Note and the Warrant.

      NOW THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

1.1   DEFINITIONS.


      1.1.1 As used in this Amendment, and unless the context requires a different meaning, the following terms shall have the meanings indicated:

      "ADDITIONAL NOTE" means a Note in the principal amount of $5,000,000, substantially in the form of Exhibit A, to be issued in accordance with Section
8.7 of the Purchase Agreement as amended hereby, which Additional Note shall for all purposes be deemed to be a "Note" from and after its date of issuance.

      "ADDITIONAL WARRANT" means a Warrant substantially in the form of Exhibit B, to be issued in accordance with Section 8.7 of the Purchase Agreement as amended hereby, which Additional Warrant shall for all purposes be deemed to be a "Warrant" from and after its date of issuance.

      "AMENDED NOTE" means the Amended and Restated Note of the Company issued in favor of WMF, dated the Effective Date, in the principal amount of $24,000,000, substantially in the form of Exhibit A, which shall for all purposes under the Purchase Agreement be deemed to be a Note from and after the Effective Date.

      "AMENDED WARRANT" means the Amended and Restated Warrant to purchase 503,126 shares of Common Stock for a price of $3.742 per share, issued to WMF, dated the Effective Date, substantially in the form of Exhibit B, which shall for all purposes under the Purchase Agreement be deemed to be a Warrant from and after the Effective Date.

      "BASE YEAR EBITDA" has the meaning given to such term in the Senior Credit Agreement.

      "CAPITAL EXPENDITURES" has the meaning given to such term in the Senior Credit Agreement.

      "COLLATERAL" has the meaning given to such term in the Senior Credit Agreement.

      "DISQUALIFIED CAPITAL STOCK" has the meaning given to such term in the Senior Credit Agreement, except that it shall be interpreted with reference to the maturity date of the Note.

      "EBITDA" has the meaning given to such term in the Senior Credit
Agreement.

      "EXCESS AVAILABILITY" has the meaning given to such term in the Senior Credit Agreement.

      "EXISTING IRB INDEBTEDNESS" means all indebtedness currently outstanding under the Loan Agreement between California Economic Development Financing Authority and the Company dated as of April 1, 1998 and all letters of credit supporting such indebtedness, all as set forth on Schedule 1.1.1.

      "EXISTING OPERATIONS CAPITAL EXPENDITURES" has the meaning given to such term in the Senior Credit Agreement.

      "EXPANSION CAPITAL EXPENDITURES" has the meaning given to such term in the Senior Credit Agreement.

      "FIXED CHARGE COVERAGE RATIO" has the meaning given to such term in the Senior Credit Agreement.

      "FBO" has the meaning given to such term in the Senior Credit Agreement.

      "FBO ENTERPRISE VALUE" has the meaning given to such term in the Senior Credit Agreement.

      "FBO OPERATIONS" has the meaning given to such term in the Senior Credit Agreement.

      "FOOTHILL" means Foothill Capital Corporation.

      "FULLY DILUTED BASIS" means the number of shares of Common Stock, plus the number of in-the-money warrants and options of the Company, all issued and outstanding as of January 1, 2004, including the Additional Warrants to be issued under Section 4.1.2 of this Amendment. For purposes of this definition, whether an option or warrant is "in-the-money" shall be measured with respect to the last sale price on for the common stock on the trading day immediately prior to January 1, 2004.

      "NET CASH PROCEEDS" has the meaning given to such term in the Senior Credit Agreement.

      "PERMITTED ASSET SALE" means any sale or other disposition of assets, businesses or business lines of the Company or any of its Subsidiaries, other than a Permitted Disposition, sale-leaseback transaction or disposition of equity interests; provided that (i) the cash sale price is at least equal to the fair market value of such assets; (ii) both before and after giving effect to such transaction, the Company maintains FBO Operations at FBOs having an aggregate FBO Enterprise Value of at least $10,000,000, (iii) no Affiliate is an interested party in such transaction and (iv) at least 15 days prior to consummating such transaction, the Company advises the Purchaser in writing of its intention to do so and presents the Purchaser with such information as is reasonably required for the Purchaser to conclude that such transaction complies with clauses (i), (ii) and (iii) of this proviso.

      "PERMITTED CONSTRUCTION INDEBTEDNESS" has the meaning given to such term in the Senior Credit Agreement.; provided, that any Permitted Construction Indebtedness hereunder, as to which there is recourse against the assets of the Company or its Subsidiaries other than the improvements constructed and related equipment, must be expressly subordinated to the obligations of the Company and its Subsidiaries (other than the Subsidiary that is the primary obligor of such Permitted Construction Indebtedness).

      "PERMITTED DISPOSITION" has the meaning given to such term in the Senior Credit Agreement.

      "PERMITTED SALE-LEASEBACK" means a transaction in which the Company or a Subsidiary of the Company sells improvements to Real Property to a third party who then leases such improvements to a Subsidiary of the Company; provided that
(i) such lease is solely an obligation of the Subsidiary the asset of which is sold and is non-recourse to the Company or any other Subsidiaries of the Company, (ii) the cash sale price is at least equal to the fair market value of such improvements, (iii) no Affiliate is an interested party in such Asset Disposition and (iv) at least 15 days prior to consummating such transaction, the Company advises the Purchaser in writing of its intention to do so and presents the Purchaser with such information as is reasonably required for the Purchaser to conclude that such transaction complies with clauses (i), (ii) and
(iii) of this proviso.

      "PERMITTED FINANCING TRANSACTIONS" shall mean

      (a) Permitted Asset Sales;

      (b) Permitted Sale-Leasebacks,

      (c) Sales by the Company of Common Stock or preferred stock of the Company for cash in an amount at least equal to the fair market value thereof;

      (d) Any other transaction for which the Purchaser provides its consent in its sole discretion;

provided, in the case of clauses (a) through (d), that (i) no Event of Default shall have occurred and be continuing, or would exist as a result of giving effect to such Permitted Financing Transaction, that (i) would reasonably be expected to have a material adverse impact on the Company or Company's ability to comply with Section 8.7 of the Agreement or Section 4.3.2 of this Amendment or (ii) are caused by the failure to comply with Sections 9.1, 9.2, 9.4, 9.5, 9.6, 9.7, 9.11 (in the case of Investments made with cash), 9.13, 9.16 or 9.18 of this Agreement; (ii) after giving effect to the transaction, the Company would be in compliance on a pro forma basis with the covenants set forth in
Section 9.8 of the Purchase Agreement, giving effect to any adjustments pursuant to Section 9.8(e), computed for the most recently ended month for which information is available and is in compliance with all other terms and conditions of the Purchase Agreement; (iii) the Company has complied with all requirements under the Senior Credit Agreement applicable to the transaction; and (iv) the Net Cash Proceeds obtained as a result of such Permitted Financing Transaction are first applied to repay the Senior Indebtedness and the Note in the manner set forth in the Subordination Agreement.

      "QUALIFIED ASSET SALE" means a Permitted Asset Sale that constitutes a Permitted Financing Transaction.

      "REAL PROPERTY" has the meaning given to such term in the Senior Credit Agreement.

      "SECURITY AGREEMENT" means the Security Agreement, dated as of the date hereof, by and among the Company, each subsidiary that are signatories thereto and the Purchaser.

      "SENIOR CREDIT AGREEMENT" means the Senior Credit Agreement, as in effect on the date hereof, by and among the Company, certain of its subsidiaries and the Senior Lenders.

      "SENIOR INDEBTEDNESS" means, without duplication, (i) up to $49,000,000 principal amount of Indebtedness of the Company and its Subsidiaries currently outstanding or incurred in the future under, and in compliance with, the Senior Credit Agreement, as such agreement may be amended from time to time in compliance with the Subordination Agreement; (ii) up to $40,000,000 of obligations under leases entered into in connection with Permitted Sale-Leasebacks to the extent such leases are required by GAAP to be categorized as senior indebtedness; (iii) Permitted Construction Indebtedness in the amounts listed on Schedule 1.1.2 to the extent incurred in connection with construction at the FBOs identified thereupon opposite such amounts; and (v) Existing IRB Indebtedness.

      "SUBORDINATION AGREEMENT" means the Subordination Agreement dated the date hereof by and among Foothill Capital Corporation, as agent, WMF and the Company.

      "TARGET FBOS" has the meaning given to such term in the Senior Credit Agreement.

      "WHITNEY MANAGEMENT" means Whitney Mezzanine Management Co., LLC

       1.1.2 All capitalized terms used in this Amendment but not defined shall have the meanings given to them in the Purchase Agreement. In the event of a conflict between the definitions contained in this Amendment and those contained in the Purchase Agreement, the definitions contained herein shall prevail.

                                   ARTICLE II

                               WAIVER AND CONSENT

      2.1 WAIVER AND CONSENT. Schedule 2.1 sets forth all defaults and Events of Default known by the Company to have occurred or, as a result of actions contemplated by the Company, may occur under the Purchase Agreement or the Note. Subject to the terms and provisions of this Amendment and in consideration of the fee paid pursuant to Section 3.3 and other valuable consideration, WMF hereby waives compliance by the Company and its Subsidiaries with the covenants set forth in Sections 8.1(h), 9.8(d) and (f), 9.7 and 9.11 with respect to the specific occurrences set forth on Schedule 2.1 and not to any further occurrences, and agrees to consent to the specific transactions listed on
Schedule 2.1. This waiver is limited as specified and shall not constitute (i) an endorsement of any action or inaction of the Company or (ii) a modification, acceptance or waiver of any other provision of the Purchase Agreement or any of the other Transaction Documents.

                                  ARTICLE III

               AGREEMENT TO ISSUE AMENDED AND RESTATED SECURITIES

      3.1 ISSUANCE OF AMENDED NOTE. Subject to the terms and conditions herein set forth, the Company agrees that it will issue to WMF on the Effective Date the Amended Note substantially in the form attached hereto as Exhibit A, appropriately completed in conformity herewith. The parties hereto acknowledge that no additional purchase price shall be payable in respect of the Amended Note.

      3.2 ISSUANCE OF AMENDED WARRANT. Subject to the terms and conditions herein set forth, the Company agrees that it will issue to WMF on the Effective Date the Amended Warrant substantially in the form attached hereto as Exhibit B, appropriately completed in conformity herewith. The parties hereto acknowledge that no additional purchase price shall be payable in respect of the Amended Warrant.

      3.3 FEES AT CLOSING. On the Effective Date, the Company shall (a) pay to Whitney Management a placement fee equal to one percent (1%) of the principal amount of the Amended Note, and (b) reimburse all of Whitney Management's and the Purchaser's reasonable out-of-pocket expenses (including, without limitation, fees, charges and disbursements of counsel and consultants) incurred in connection with (i) the negotiation and execution and delivery of this Amendment and the documents related to this Amendment (including, without limitation the Senior Credit Agreement) and Whitney Management's and the Purchaser's due diligence investigation, and (ii) the transactions contemplated by this Amendment and those documents, which payments shall be made by wire transfer of immediately available funds to an account or accounts designated by the Purchaser.

      3.4 EFFECTIVENESS. The issuance of the Amended Note and the Amended Warrant shall take place at the closing (the "AMENDMENT CLOSING") to be held at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York 10022 at 10:00 a.m., Local Time, on December 30, 2002 (the "EFFECTIVE DATE"). At the Amendment Closing, the Company shall deliver the Amended Note, the Amended Warrant and the amounts referred to in Section 3.3 to WMF, and WMF shall deliver the WMF Note and the WMF Warrant to the Company for cancellation.

                                   Article IV

                        AMENDMENTS TO PURCHASE AGREEMENT

      4.1   AMENDMENTS TO ARTICLE 8.

            4.1.1 The Purchase Agreement is hereby amended to add a new subsection (n) to Section 8.1 to read as follows:

            "(n) The Company shall, concurrently with the delivery of any information to the lenders under the Senior Credit Agreement, deliver such information to WMF."

            4.1.2 The Purchase Agreement is hereby amended to add the following to the end of Section 8.7:

            "In addition, the Company shall prepay (i) $12,000,000 principal amount of the Note on or before December 31, 2003 and (ii) all outstanding principal of the Note and any Additional Note on or before December 31, 2004. Any prepayments made pursuant to this Section shall be made in accordance with the provisions set forth in
            Section 3 of the Amended Note. If any amount of principal is outstanding after December 31, 2003, the Company shall within five
            (5) business days after December 31, 2003, effective as of January 1, 2004, issue Additional Warrants to WMF to purchase the number of shares of Common Stock that would, on such date, represent 5% of the outstanding Common Stock on a Fully Diluted Basis, for an exercise price of $.0001 per share. If the outstanding principal amount of the Note is greater than $12,000,000 after December 31, 2003, the Company shall within five (5) business days after December 31, 2003, effective as of January 1, 2004, issue to WMF (i) the Additional
            Note in the principal amount of $5,000,000; and (ii) Additional Warrants to WMF to purchase the number of shares of Common Stock that would, on such date, represent 5% of the outstanding Common Stock on a Fully Diluted Basis, for an exercise price of $.0001 per share (such Additional Warrants to be in addition to those issued pursuant to the preceding sentence)."

      4.2   AMENDMENTS TO ARTICLE 9.

            4.2.1 Subsection (b) of Section 9.4 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

            "(b) (i) Senior Indebtedness, the permitted amount to be permanently reduced by the amount of (A) any prepayments or scheduled repayments of Permitted Construction Indebtedness or term debt (other than term debt under the Senior Credit Agreement, the repayment of which increases revolving facility availability), (B) any permanent repayments of, or reductions in commitments with respect to, revolving debt and (C) any payments made under leases entered into in connection with Permitted Sale-Leasebacks; and (ii) existing Indebtedness set forth on Schedule 5.27."

            4.2.2

            (a) Subsection (j) of Section 9.5 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

            "(j) Liens securing Senior Indebtedness; and"

            (b) Subsection (e)(iii) of Section 9.5 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

            (iii) the Indebtedness secured by all such Liens, shall not exceed $2,000,000 incurred in any one fiscal year or $5,000,000 in the aggregate outstanding at any time; and

            4.2.3 Subsection (b) of Section 9.6 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

            "(b) Asset Dispositions that constitute Permitted Financing Transactions."

            4.2.4 Section 9.13 of the Purchase Agreement is amended and restated in its entirety to read as follows:

            "9.13 MANAGEMENT AND CONSULTING ARRANGEMENTS; DIRECTOR AND OFFICER COMPENSATION.

            (a) The Company shall not, nor shall it permit any of its Subsidiaries, directly or indirectly, to pay any management, consulting or similar fees to any Affiliate or to any director, officer or employee of the Company or any of its Subsidiaries except reasonable director's fees and expenses (including reasonable fees and expenses payable in connection with services provided with respect to Permitted Financing Transactions) and except as set forth on Schedule 9.13. Notwithstanding the foregoing, no payments may be made with respect to any items set forth on Schedule 9.13 upon the occurrence and during the continuation of an Event of Default of the type described in clause (i) of definition of such term.

            (b) The Company shall not, nor shall it permit any of its Subsidiaries, directly or indirectly, to pay any professional, consulting, investment banking, advisory or management fees in excess of $2,000,000 per annum in the aggregate, except for (i) fees and expenses related to the preparation and negotiation of the Senior Credit Agreement and Amendment No. 3 to this Agreement, each set forth on Schedule 9.13, and (ii) reasonable fees and expenses in connection with Permitted Financing Transactions consummated in compliance with Section 4.3.2 of Amendment No. 3 to this Agreement.

            (c) The Company shall not, nor shall it permit any of its Subsidiaries, directly or indirectly, to increase or agree to increase the compensation or fringe benefits to any director or executive officer (within the meaning of the Securities Exchange Act of 1934) of the Company, other than as set forth on Schedule 9.13."

            4.2.5 Section 9.8 of the Purchase Agreement is amended and restated in its entirety to read as follows:

            "9.8  FINANCIAL COVENANTS.

            (a) Minimum EBITDA. Fail to maintain EBITDA, when measured as of the end of the periods set forth below, of not less than the amount set forth opposite thereto (the "Applicable EBITDA Amount"):

            Applicable Amount                       Applicable Period
            -----------------                       -----------------
                 $5,850,000                    For the 6-month period
                                               ending March 31, 2003
                 $9,630,000                    For the 9-month period
                                               ending June 30, 2003
                $12,240,000                    For the 12-month period
                                               ending September 30, 2003
                $12,780,000                    For the 12-month period
                                               ending December 31, 2003
                $12,150,000                    For the 12-month period
                                               ending March 31, 2004 and each 12-month
                                               period ending on the last day of each
                                               fiscal quarter thereafter

            (b) Minimum Fixed Charge Coverage Ratio. Fail to maintain a Fixed Charge Coverage Ratio, when measured as of the end of the periods set forth below, of not less than the ratio set forth opposite thereto:

            Applicable Ratio                           Applicable Period
            ----------------                           -----------------
                 0.9 to 1.0                    For the 6-month period
                                               ending March 31, 2003
                 0.9 to 1.0                    For the 9-month period
                                               ending June 30, 2003
                 0.9 to 1.0                    For the 12-month period
                                               ending September 30, 2003
                 0.9 to 1.0                    For the 12 month period
                                               ending on the last day of
                                               each fiscal quarter thereafter


            (c) Minimum Excess Availability. Fail to maintain Excess Availability (as defined in the Senior Credit Agreement) of $2,250,000 at all times.

            (d) Capital Expenditures. Make:

                  (i) Capital Expenditures of more than $825,000 in any one
            instance without Agent's prior written consent if such expenditure is not wholly-financed with proceeds of a loan not made by the Lenders under the terms of this Agreement and the incurrence of such Indebtedness is otherwise permitted under the terms of this Agreement.

                  (ii) Expansion Operations Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

                           Fiscal Year                          Amount
                           -----------                          ------
                           2003                                 $8,030,000

                           2004                                 $13,090,000

                           2005                                 $6,930,000



            provided, however, the amount of any permitted Expansion Operations Capital Expenditures not made in any year set forth above shall be added to the amount set forth in the following year;

            provided, further, however, such Expansion Operations Capital Expenditures may only be made with respect to the FBOs set forth on Schedule R-1 to the Senior Credit Agreement.

                  (iii) Existing Operations Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

                           Fiscal Year                          Amount
                           -----------                          ------
                           2003                                 $4,400,000

                           2004                                 $6,050,000

                           2005                                 $6,050,000

                           2006                                 $6,050,000

                           2007                                 $6,050,000


            (e) Notwithstanding the foregoing, the Applicable EBITDA Amounts set forth in Section 9.8(a) above shall be adjusted as follows:

                  (i) after any sale of a Target FBO consummated prior to March
            1, 2003, the Applicable EBITDA Amount for all periods through March 31, 2003 shall be reduced by 75% of the Base Year EBITDA attributed to such Target FBO times the number of months then remaining until March 31, 2003;

                  (ii) after any sale of a Target FBO consummated prior to May
            1, 2003, the Applicable EBITDA Amount for all periods through June 30, 2003 shall be reduced by 80% of Base Year EBITDA attributed to such Target FBO times the number of months then remaining until May 31, 2003;

                  (iii) if any Target FBOs have not been sold by June 30, 2003, then the Applicable EBITDA Amounts for all periods thereafter until the Target FBOs are sold shall increase by 80% of Base Year EBITDA for such Target FBOs times the number of months remaining in any period for which such covenant is to be tested; and

                  (iv) after the consummation of any sale of an FBO other than a
            Target FBO, the Applicable EBITDA Amount shall be reduced by (A) 75% of the Base Year EBITDA of such FBO times the number of months then remaining until March 31, 2003 if the sale of such FBO is consummated prior to March 31, 2003 for the covenant period ending March 31, 2003; (B) 80% of the Base Year

            EBITDA of such FBO times the number of months then remaining until June 30, 2003 if the sale of such FBO is consummated prior to June 30, 2003, (C) 88.68% of the Base Year EBITDA of such FBO times the number of months then remaining to the end of the emasurement period during the fiscal year ending June 30, 2004 if the sale of such FBO is consummated during such fiscal year, (D) 99.89% of the Base Year EBITDA of such FBO times the number of months then remaining to the end of the measurement period during the fiscal year ending June 30, 2005 if the sale of such FBO is consummated during such fiscal year,
            (E) 101.39% of the Base Year EBITDA of such FBO times the number of months then remaining to the end of the measurement period during the fiscal year ending June 30, 2006 if the sale of such FBO is consummated during such fiscal year, and (F) 102.91% of the Base Year EBITDA of such FBO times the number of months then remaining to the end of the measurement period during the fiscal year ending June 30, 2007 if the sale of such FBO is consummated during such fiscal year."

      4.3   ADDITIONAL COVENANTS.

            4.3.1 SECURITY. As security for the full and timely payment of all obligations under the Amended Note and any Additional Note, and the performance of all obligations contained in this Amendment, the Purchase Agreement or any document related hereto or thereto in connection with the Amended Note or Additional Note, the Company covenants that it will, on and after the date hereof, do or cause to be done, all things necessary in the reasonable opinion of WMF and its counsel, to grant to WMF a duly perfected priority purchase security interest in all of the Collateral, second in priority solely to the security interest granted to Foothill, as agent, under the Senior Credit Agreement. At the request of WMF, the Company will cause its duly authorized officers to execute on its behalf, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action which WMF counsel reasonably deems necessary, from time to time, to create, continue or preserve WMF's security interest in and to the Collateral (and the perfection and priority thereof) as contemplated hereby.

            4.3.2 CERTAIN OBLIGATIONS RELATED TO PERMITTED FINANCING
TRANSACTIONS.

            (a) The Company shall, and shall cause its Subsidiaries to, immediately commence an active process to engage in Qualified Asset Sales and other Permitted Financing Transaction and to continue to actively seek to engage in Qualified Asset Sales so long as any amounts are outstanding under the Note. The Company or the relevant Subsidiary shall promptly consummate any proposed Qualified Asset Sale or other Permitted Financing Transaction upon receiving any consents required under the Senior Credit Agreement. The Company shall immediately apply the Net Cash Proceeds of any Permitted Financing Transaction to prepay advances under the Senior Credit Agreement or to prepay outstanding amounts under the Amended Note or Additional Note, in each case as set forth in the Subordination Agreement.

            (b) On the date hereof, the Company shall cause its by-laws to be amended to establish two new standing committees of its Board of Directors (the "SPECIAL COMMITTEES") to advise the Board of Directors as to the advisability of specific Permitted Financing Transactions. One such committee shall advise the Board of Directors as to the merits of all Permitted Financing Transactions available to the Company, other than Asset Dispositions. The second such committee (the "ASSET SALE COMMITTEE") shall advise the Board as to Qualified Asset Sales. The Purchaser shall at all times have the rights granted to it in
Section 8.11 of the Purchase Agreement with respect to the Special Committees. In addition, the Company shall promptly inform the Purchaser as to the substance of any reports or advice given by the Special Committees to the Board of Directors as to any proposed transaction, together with details regarding such proposed transaction. The Company shall cause the Special Committees to exist and to meet regularly to conduct their duties, in each case so long as any amounts are outstanding under the Amended Note or the Additional Note. The Asset Sale Committee shall consist at all times solely of directors who are (i) "disinterested," within the meaning of Delaware law, in Qualified Asset Sales,
(ii) neither "executive officers" of the Company, as defined under the Securities Exchange Act of 1934, nor affiliated with any such executive officers and (iii) "independent" within the meaning of Section 301 of the Sarbanes-Oxley Act of 2002; provided, however, in no case shall any of Joseph A. Czyzyk, Philip
J. Fagan, Jr., M.D. or Frederick H. Kopko, Jr. serve on the Asset Sale
Committee.

            (c) In furtherance of its obligations under paragraph (a) hereof, as promptly as practicable following the date hereof, the Company shall at all times retain a nationally recognized investment banking firm or firms acceptable to the Company and the Purchaser to engage in an active process to present suitable Asset Dispositions to the Company and to advise the Company with respect to Asset Dispositions. The Company agrees that such process shall include the actions specified on Schedule 4.3.2. The Company, the Asset Sale Committee and the Board of Directors of the Company shall consider in good faith the advice of such firm in proposing Qualified Asset Sales to WMF and Foothill.

            4.3.3 REGISTRATION OF COMMON STOCK. Within 90 days after (i) the Effective Date with respect to the Amended Warrant and (ii) January 1, 2004 with respect to any Additional Warrant, the Company shall prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 registering the resale from time to time by WMF of the shares of Common Stock issuable upon exercise of such Warrant (each, a "SHELF REGISTRATION STATEMENT"). Each Shelf Registration Statement shall permit the resale by WMF in accordance with the methods of distribution set forth in such Shelf Registration Statement (such methods of distribution to include underwritten offerings and other methods designated in writing by the Holders). The Company shall use commercially reasonable efforts to cause each Shelf Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable after the date it is filed. The Company shall use commercially reasonable efforts to keep each Shelf Registration Statement continuously effective under the Securities Act of 1933 the sale of all of the Common Stock included in such Shelf Registration Statement. To the extent any provision in this Section 4.3.3 is inconsistent with the Registration Rights Agreement, this Section shall control. The parties hereby amend the Registration Rights Agreement so that (i) the definition of "WMF Note" in the Registration

Rights Agreement shall include the Amended Note and (ii) the definitions of "WMF Warrant" and "Warrant" shall include the Amended Warrant.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Purchaser as follows:

      5.1 REPRESENTATIONS AND WARRANTIES IN THE PURCHASE AGREEMENT. The representations and warranties of the Company contained in the Article 5 of the Purchase Agreement were true, correct and complete as and when made and are true, correct and complete on the date hereof; provided that for purposes of determining whether a representation is true, correct and complete on the date hereof, and for no other purpose, any Schedule delivered pursuant to Section 8.1(k) of the Purchase Agreement as of the Effective Date with respect to a particular representation or warranty shall be deemed to have amended such representation and warranty.

      5.2 AUTHORITY, ETC. The execution and delivery by the Company of this Amendment and the performance by the Company of all of its agreements and obligations under this Amendment, the Purchase Agreement and the Collateral Documents (i) are within the corporate authority of the Company, (ii) have been duly authorized by all necessary corporate proceedings by the Company, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Company, and (iv) do not conflict with any provision of the corporate charter or by-laws of, or any agreement or other instrument binding upon, the Company.

      5.3 ENFORCEABILITY OF OBLIGATIONS. This Amendment, the Purchase Agreement, the Collateral Documents, the Amended Note and the Amended Warrant constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

      5.4 NO DEFAULT. After giving effect to this Amendment and transactions contemplated by the Senior Credit Agreement, no default or Event of Default exists under the Agreement or the Note.

      5.5 COLLATERAL DOCUMENTS; SECURITY INTERESTS. All filings and other actions necessary to perfect and protect the security interest in the Collateral created in favor of WMF under the Collateral Documents have been duly made or taken, and are in full force and effect, and the Collateral Documents create in favor of the WMF a valid and, together with such filings and other actions, perfected second priority security interest in the Collateral, securing the payment of the Company's obligations under this Amendment, the Purchase Agreement and under the Amended Note. The Company is the legal and beneficial owner of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Purchase Agreement, as amended by this Amendment.

                                   ARTICLE VI

                             AFFIRMATION OF GUARANTY

      6.1 AFFIRMATION OF GUARANTY. For purposes of the Guaranty, by their respective signatures below, each Guarantor hereby consents and agrees to the entering into of this Amendment and acknowledges and affirms that the Guaranty (as amended, modified or supplemented prior to the date hereof) remains in full force and effect in accordance with its terms on the date hereof and after giving effect to this Amendment.

                                  ARTICLE VII

                           CONDITIONS TO EFFECTIVENESS

         The effectiveness of this Amendment is conditioned upon the following:

      7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Article V hereof shall be true and correct at and as of the date hereof and the Effective Date as if made at and as of such date, and the Purchaser shall have received a certificate to the foregoing effect, dated the Effective Date, and executed by the Chief Executive Officer of the Company.

      7.2 COMPLIANCE WITH THIS AMENDMENT AND THE PURCHASE AGREEMENT. The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein or in the Purchase Agreement that are required to be performed or complied with by the Company on or before the Effective Date, and the Purchaser shall have received a certificate to the foregoing effect, dated the Effective Date, and executed by the Chief Executive Officer of the Company.

      7.3 SECRETARY'S CERTIFICATES.

            7.3.1 The Purchaser shall have received a certificate from the Company, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (i) that the attached copies of the Certificate of Incorporation and By-laws of the Company, and resolutions of the Board of Directors of the Company approving this Amendment and the transactions contemplated hereby and establishing the Asset Sale Committee are all true, complete and correct and remain unamended and in full force and effect, and (ii) the incumbency and specimen signature of each officer of the Company executing any Transaction Document to which it is a party or any other document delivered in connection herewith and therewith on behalf of the Company.

            7.3.2 The Purchaser shall have received a certificate from each Subsidiary of the Company that is a Guarantor, certifying (i) that the attached copies of the Certificate of Incorporation and By-laws of such Subsidiary, and the resolutions of the Board of Directors of such Subsidiary approving this Amendment and the transactions contemplated hereby are all true, complete and correct and remain unamended and in full force and effect, and (ii) the incumbency and specimen signatures of each officer of such Subsidiary executing this Amendment or any other document delivered in connection herewith on behalf of the Subsidiary.

      7.4 DOCUMENTS. The Purchaser shall have received true, complete and correct copies of (i) the SEC Reports of the Company and (ii) such agreements, schedules, exhibits, certificates, documents, financial information and filings as they may request in connection with or relating to the transactions contemplated hereby, all in form and substance satisfactory to the Purchaser.

      7.5 PURCHASE OF SECURITIES PERMITTED BY APPLICABLE LAWS. The consummation of the transactions contemplated hereby:

            7.5.1 shall not be prohibited by any Requirement of Law,

            7.5.2 shall not subject the Purchaser to any penalty or other onerous condition under or pursuant to any Requirement of Law, and

            7.5.3 shall be permitted by all Requirements of Law to which Purchaser or the transactions contemplated by or referred to herein are subject; and the Purchaser shall have received such certificates or other evidence as it may reasonably request to establish compliance with this condition.

      7.6 OPINION OF COUNSEL. The Purchaser shall have received an opinion of outside counsel to the Company and its Subsidiaries, dated as of the Effective Date, relating to the transactions contemplated by or referred to herein, in form and substance acceptable to the Purchaser.

      7.7 APPROVAL OF COUNSEL TO THE PURCHASER. All actions and proceedings hereunder and all agreements, schedules, exhibits, certificates, financial information, filings and other documents required to be delivered by the Company and each of its Subsidiaries hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been in form and substance acceptable to Kirkland & Ellis, counsel to the Purchaser, in its reasonable judgment (including, without limitation, the opinion of counsel referred to in Section 7.6 hereof).

      7.8 CONSENTS AND APPROVALS. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company and each of its Subsidiaries necessary, desirable, or required in connection with the execution, delivery or performance (including, without limitation, the payment of interest on the Notes and the issuance of Common Stock upon the exercise of the Warrants) by the Company, or enforcement against the Company, of the Transaction Documents to which it is a party shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

      7.9 REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement shall be in full force and effect.

      7.10 PREEMPTIVE RIGHTS AGREEMENT. The Preemptive Rights Agreement shall be in full force and effect.

      7.11 NO MATERIAL JUDGMENT OR ORDER. There shall not be on the Effective Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the judgment of the Purchaser, would prohibit the purchase of the Securities hereunder or subject the Purchaser to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Securities were to be purchased hereunder.

      7.12 PRO FORMA BALANCE SHEET. The Company shall have delivered to the Purchaser as of the Closing Date a pro forma consolidated balance sheet of the Company and its Subsidiaries, certified by the chief financial officer of the Company that it fairly presents the pro forma adjustments reflecting the consummation of the transactions contemplated by hereby and by the Senior Credit Agreement, including all material fees and expenses in connection therewith.

      7.13 GOOD STANDING CERTIFICATES. The Company shall have delivered to the Purchaser as of the Closing Date, good standing certificates for the Company and each of its Subsidiaries for each of their respective jurisdictions of incorporation and all other jurisdictions where they do business.

      7.14 NO LITIGATION. Except as set forth on Schedule 7.14, no action, suit or proceeding before any court or any Governmental Authority shall have been commenced or threatened, no investigation by any Governmental Authority shall have been commenced and no action, suit or proceeding by any Governmental Authority shall have been threatened against the Purchaser, the Company or any Subsidiary (i) seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions, or (ii) which would, if resolved adversely to the Purchaser, Company or any Subsidiary, severally or in the aggregate, materially and adversely affect the Condition of the Company.

      7.15 RECEIPT OF ADDITIONAL DOCUMENTS.

            (a) The Purchaser shall have received a Guaranty duly executed and delivered by each Subsidiary of the Company organized under the laws of any state or the District of Columbia of the United States of America, other than such Subsidiaries that have previously executed the Guaranty; and

            (b) The Purchaser shall have received manually signed copies of the Senior Credit Agreement, the Subordination Agreement and the Security Agreement, each executed by the Company and all other parties thereto, which agreements shall be in full force and effect.

            (c) The Purchaser shall have received a Validity Agreement from Joseph A. Czyzyk in favor of the Purchaser.

      7.16 NO DEFAULTS. The Purchaser shall be satisfied that, after giving effect to this Amendment and the transactions contemplated by the Senior Credit Agreement, no default or Event of Default shall then exist.

      7.17 SENIOR CREDIT AGREEMENT. All conditions for the benefit of the lenders to the effectiveness and first borrowing under the Senior Credit Agreement shall have been satisfied and not waived.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      8.1 CONTINUED EFFECTIVENESS. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Purchase Agreement. The parties hereto expressly do not intend to extinguish the Purchase Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Purchase Agreement (including, without limitation, the Note) and the other documents contemplated thereby and to reaffirm the rights and obligations contained therein. The Purchase Agreement as amended hereby and each of the other documents contemplated thereby shall remain in full force and effect. Except as herein amended, the Purchase Agreement shall remain unchanged and in full force and effect, and is hereby ratified in all respects. All of the representations, warranties and covenants contained in the Purchase Agreement and this Amendment shall survive the execution and delivery of this Amendment.

      8.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

      (a)   if to the Purchaser:

            J.H. Whitney Mezzanine Fund, L.P.
            177 Broad Street
            Stamford, Connecticut  06901
            Telecopier No.: (203) 973-1422
            Attention:     Mr. Daniel J. O'Brien
                           Mr. David Kroin
                           Kevin Curley, Esq.

            with a copy to:

            Kirkland & Ellis
            153 East 53rd Street
            New York, New York  10022
            Telecopier No.: (212) 446-4900
            Attention:     Frederick Tanne, Esq.
                           Andrew E. Nagel, Esq.

      (b)   if to the Company:

            Mercury Air Group, Inc.
            5456 McConnel Avenue
            Los Angeles, CA 90066
            Telecopier No.: (310) 827-0650
            Attention:       Mr. Joseph A. Czyzyk
                             Wayne J. Lovett, Esq.

            with a copy to:

            McBreen, McBreen & Kopko
            20 North Wacker Drive
            Suite 2520
            Chicago, IL  60606
            Attn:  Fred Kopko
            Fax No. 312.332.2657

            Riordan & McKinzie
            300 South Grand Avenue, 29th Floor
            Los Angeles, CA  90071
            Attn: Thomas A. Waldman
            Fax No. 213.830.8608

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five Business Days after being deposited in the mail, postage prepaid; and if telecopied, when receipt is acknowledged.

      8.3 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

      8.4 REFERENCES. Any reference to the Purchase Agreement contained in any notice, requisite, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include the amendments contained in this Amendment unless the context shall otherwise require.

      8.5 SIGNATURES; COUNTERPARTS. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      8.6 HEADINGS. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      8.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE (INCLUDING GIVING EFFECT TO GOL SECTION 5-1401).

      8.8 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

      8.9 CERTAIN EXPENSES. The Company will pay all expenses of the Purchaser (including fees, charges and disbursements of counsel and consultants) in connection with this Amendment.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                        MERCURY AIR GROUP, INC.

                                        By:     ________________________________
                                                Name:
                                                Title:





                                        J.H. WHITNEY MEZZANINE FUND, L.P.
                                        By:      Whitney GP, L.L.C.


                                        By:     ________________________________
                                                Name:
                                                Title:   A Managing Member


                  [SIGNATURE PAGE TO AMENDMENT NO. 3 AGREEMENT]

                                   GUARANTORS:

MERCFUEL, INC.

By:    ______________________________
Name:
Title:

MAYTAG AIRCRAFT CORPORATION

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CARGO, INC.

By:    ______________________________
Name:  ______________________________
Title: ______________________________

AEG FINANCE CORPORATION

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CENTERS, INC.
(F/K/A WOFFORD FLYING SERVICES, INC.)

By:    ______________________________
Name:  ______________________________
Title: ______________________________

HERMES AVIATION, INC.

By:    ______________________________
Name:  ______________________________
Title: ______________________________

VULCAN AVIATION, INC.

By:    ______________________________
Name:  ______________________________
Title: ______________________________

                  [SIGNATURE PAGE TO AMENDMENT NO. 3 AGREEMENT]

RPA AIRLINE AUTOMATION SERVICES, INC.
(F/K/A RENE PEREZ AND ASSOCIATES, INC.)

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY ACCEPTANCE CORPORATION

By:    ______________________________
Name:  ______________________________
Title: ______________________________

EXCEL CARGO, INC.

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CENTER-BIRMINGHAM, LLC

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CENTER-BAKERSFIELD, INC.

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CENTER-BURBANK, INC.

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CENTER-FRESNO, INC.

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CENTER-LOS ANGELES, INC.

By:    ______________________________
Name:  ______________________________
Title: ______________________________



                  [SIGNATURE PAGE TO AMENDMENT NO. 3 AGREEMENT]

MERCURY AIR CENTER-ONTARIO, INC.

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CENTER-SANTA BARBARA

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CENTER-HARTSFIELD, LLC
By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CENTER-PEACHTREE-DEKALB, LLC

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CENTER- FT. WAYNE, LLC

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CENTER-JACKSON, L.L.C.

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CENTER-RENO, LLC

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CENTER-TULSA, LLC

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CENTER-CHARLESTON, LLC


                  [SIGNATURE PAGE TO AMENDMENT NO. 3 AGREEMENT]

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CENTER-JOHNS ISLAND, LLC

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CENTER-NASHVILLE, LLC

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CENTER-ADDISON, INC.

By:    ______________________________
Name:  ______________________________
Title: ______________________________

MERCURY AIR CENTER - CORPUS CHRISTI, INC.

By:    ______________________________
Name:  ______________________________
Title: ______________________________


                  [SIGNATURE PAGE TO AMENDMENT NO. 3 AGREEMENT]